Exhibit 99.1
Mirum Pharmaceuticals Announces Preliminary Unaudited 2024 Net Product Sales and Cash Balance and Provides Corporate Updates
–2024 net product sales of approximately $336 million exceeds upper end of guidance range; preliminary and unaudited estimate
–2025 expected global net product sales of $420 million to $435 million
–VISTAS study of volixibat in primary sclerosing cholangitis expected to complete enrollment in second half 2025; topline data expected 2026
FOSTER CITY, Calif. – January 13, 2025 - Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM) today provided its preliminary and unaudited estimates for full-year 2024 net product sales, year-end cash balance, corporate updates, and full-year 2025 outlook.
“2024 marked a significant year for Mirum as we accelerated our commercial business and achieved significant development milestones,” said Chris Peetz, chief executive officer of Mirum. “We continued our leadership in cholestatic disease with a label expansion for LIVMARLI and positive interim analyses for volixibat in PSC and PBC. Additionally, we advanced our rare genetic neurology efforts with the NDA submission for chenodiol and the in-licensing of MRM-3379 for Fragile X syndrome. With proven commercial execution in ultra-rare disease and a compelling pipeline in larger indications, we believe we are well-positioned for sustained growth in the years ahead.”
Future Expectations and Milestones
•2025 Guidance: expect continued revenue growth with global net product sales of approximately $420 million to $435 million and positive cash flow from operations
•Volixibat VISTAS study in primary sclerosing cholangitis (PSC) expected to complete enrollment in second half 2025; topline data expected in 2026
•Volixibat VANTAGE study in primary biliary cholangitis (PBC) expected to complete enrollment in 2026
•LIVMARLI EXPAND Phase 3 study for pruritus in rare cholestatic conditions expected to complete enrollment in 2026
•FDA Prescription Drug User Fee Act (PDUFA) date for chenodiol in cerebrotendinous xanthomatosis (CTX) is March 28, 2025
•Expect to initiate Phase 2 study for MRM-3379 in Fragile X Syndrome (FXS) in 2025
2024 Highlights
Commercial: Continued leadership in rare disease with a franchise in hepatology and genetic neurology
•2024 estimated LIVMARLI net product sales of approximately $213 million and CHOLBAM and CHENODAL net product sales of approximately $123 million
•Total estimated net product sales of approximately $99 million in Q4 2024 including approximately $64 million in LIVMARLI net sales and approximately $35 million in net sales from CHOLBAM and CHENODAL
•Expanded global footprint; 30 countries with commercial access, including successful reimbursement negotiation and launch in the four major European markets
Regulatory and Pipeline: Expanding Mirum's leadership across multiple rare diseases and larger orphan settings
•Positive interim results for volixibat in VISTAS PSC and VANTAGE PBC studies
•Volixibat granted breakthrough therapy designation for treatment of cholestatic pruritus in PBC by the U.S. Food and Drug Administration (FDA)
•Volixibat granted orphan drug designation for the treatment of cholestatic pruritus in PBC by the FDA
•LIVMARLI approved by the FDA for cholestatic pruritus in progressive familial intrahepatic cholestasis (PFIC) patients 12 months and older
•LIVMARLI approved in Europe for treatment of PFIC in patients three months and older
•Initiated the LIVMARLI EXPAND Phase 3 study for pruritus in rare cholestatic conditions
•New Drug Application (NDA) submitted for chenodiol in CTX
•In-licensed global rights to PDE4D inhibitor MRM-3379 for FXS

Corporate and Financial: Sustained financial strength
•Achieved positive cash flow from operations in Q3 2024
•Cash, cash equivalents and investments of approximately $287 million as of December 31, 2024 compared to $286.3 million as of December 31, 2023
•Announced the appointment of Joanne Quan, MD as Chief Medical Officer
The foregoing amounts relating to 2024 financial data are unaudited and preliminary and are subject to completion of financial closing procedures. Additional information and disclosure would be required for a more complete understanding of the company’s financial position and results of operations as of December 31, 2024.
Mirum will present at the 43rd annual J.P. Morgan Healthcare Conference in San Francisco on Wednesday, January 15, 2025, at 9:45 a.m. PT. The presentation and question and answer session will be webcast live and can be accessed by visiting the Investors and Media section of Mirum’s corporate website. The replay of the webcast will be available for 30 days.
About LIVMARLI® (maralixibat) oral solution
LIVMARLI® (maralixibat) oral solution is an orally administered, ileal bile acid transporter (IBAT) inhibitor approved by the U.S. Food and Drug Administration for two pediatric cholestatic liver diseases. It is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) in the U.S. three months of age and older and in Europe for patients two months of age and older. It is also approved in the U.S. for the treatment of cholestatic pruritus in patients with progressive familial intrahepatic cholestasis (PFIC) 12 months of age and older and in Europe for the treatment of PFIC in patients three months of age and older. For more information for U.S. residents, please visit LIVMARLI.com.
LIVMARLI has received Breakthrough Therapy designation for ALGS and PFIC type 2 and orphan designation for ALGS and PFIC. LIVMARLI is currently being evaluated in the Phase 3 EXPAND study in additional settings of cholestatic pruritus. To learn more about ongoing clinical trials with LIVMARLI, please visit Mirum’s clinical trials section on the company’s website.
IMPORTANT SAFETY INFORMATION
Limitation of Use : LIVMARLI is not for use in PFIC type 2 patients who have a severe defect in the bile salt export pump (BSEP) protein.
LIVMARLI can cause side effects, including:
Liver injury. Changes in certain liver tests are common in patients with Alagille syndrome and PFIC but can worsen during treatment. These changes may be a sign of liver injury. In PFIC, this can be serious or may lead to liver transplant or death. Your healthcare provider should do blood tests and physical exams before starting and during treatment to check your liver function. Tell your healthcare provider right away if you get any signs or symptoms of liver problems, including nausea or vomiting, skin or the white part of the eye turns yellow, dark or brown urine, pain on the right side of the stomach (abdomen), bloating in your stomach area, loss of appetite or bleeding or bruising more easily than normal.
Stomach and intestinal (gastrointestinal) problems. LIVMARLI can cause stomach and intestinal problems, including diarrhea and stomach pain. Your healthcare provider may advise you to monitor for new or worsening stomach problems including stomach pain, diarrhea, blood in your stool or vomiting. Tell your healthcare provider right away if you have any of these symptoms more often or more severely than normal for you.
A condition called Fat Soluble Vitamin (FSV) Deficiency caused by low levels of certain vitamins (vitamin A, D, E, and K) stored in body fat is common in patients with Alagille syndrome and PFIC but may worsen during treatment. Your healthcare provider should do blood tests before starting and during treatment and may monitor for bone fractures and bleeding which have been reported as common side effects.
US Prescribing Information
EU SmPC
Canadian Product Monograph
About Volixibat
Volixibat is an oral, minimally absorbed agent designed to selectively inhibit the ileal bile acid transporter (IBAT). Volixibat may offer a novel approach in the treatment of adult cholestatic diseases by blocking the recycling of bile acids, through inhibition of IBAT, thereby reducing bile acids systemically and in the liver. Volixibat is currently being evaluated in Phase 2b studies for primary sclerosing cholangitis (VISTAS study), and primary biliary cholangitis (VANTAGE study). In June, Mirum announced positive interim results from the Phase 2b VANTAGE study showing statistically significant improvement in pruritus as well as meaningful reductions in serum bile acids and improvements in fatigue for patients treated with volixibat. No new safety signals were observed, and the most common adverse event was diarrhea with all cases mild to moderate.
About CHOLBAM® (cholic acid) capsules
The FDA approved CHOLBAM® (cholic acid) capsules in March 2015, the first FDA-approved treatment for pediatric and adult patients with bile acid synthesis disorders due to single enzyme defects, and for adjunctive treatment of patients with peroxisome biogenesis disorder-Zellweger spectrum disorder. The effectiveness of CHOLBAM® has been demonstrated in clinical trials for bile acid synthesis disorders and the adjunctive treatment of peroxisomal disorders. An estimated 200 to 300 patients are current candidates for therapy.
CHOLBAM® (cholic acid) Indication
CHOLBAM is a bile acid indicated for
•Treatment of bile acid synthesis disorders due to single enzyme defects.
•Adjunctive treatment of peroxisomal disorders, including Zellweger spectrum disorders, in patients who exhibit manifestations of liver disease, steatorrhea, or complications from decreased fat-soluble vitamin absorption.
LIMITATIONS OF USE
The safety and effectiveness of CHOLBAM on extrahepatic manifestations of bile acid synthesis disorders due to single enzyme defects or peroxisomal disorders, including Zellweger spectrum disorders, have not been established.
IMPORTANT SAFETY INFORMATION
WARNINGS AND PRECAUTIONS – Exacerbation of liver impairment
Monitor liver function and discontinue CHOLBAM in patients who develop worsening of liver function while on treatment.
Concurrent elevations of serum gamma glutamyltransferase (GGT) and alanine aminotransferase (ALT) may indicate CHOLBAM overdose.
Discontinue treatment with CHOLBAM at any time if there are clinical or laboratory indicators of worsening liver function or cholestasis.
ADVERSE REACTIONS
The most common adverse reactions (≥1%) are diarrhea, reflux esophagitis, malaise, jaundice, skin lesion, nausea, abdominal pain, intestinal polyp, urinary tract infection, and peripheral neuropathy.
Please see full Prescribing Information for additional Important Safety Information.
About Cerebrotendinous Xanthomatosis
Cerebrotendinous xanthomatosis (CTX) is a rare, progressive and underdiagnosed disorder of cholesterol metabolism affecting many parts of the body. In people with CTX, the body is unable to break down cholesterol properly causing toxins (e.g., cholestanol and bile alcohols) to build up throughout the body over time. The disorder is inherited in an autosomal recessive genetic manner. Signs and symptoms of CTX include neonatal cholestasis (jaundice or bile flow interruption), chronic diarrhea, the development of bilateral cataracts before the age of 18, development of tendon xanthomas (fatty deposits in the tendons) during teenage years or later, and neurologic deterioration. The types, combinations and severity of symptoms can be different from person to person making diagnosis challenging and often delayed.
About chenodiol tablets
Chenodiol tablets is another name for chenodeoxycholic acid (CDCA). CDCA is a naturally occurring bile acid that was originally approved for the treatment of people with radiolucent stones in the gallbladder. More recently, the US Food and Drug Administration (FDA) granted chenodiol orphan drug designation for cerebrotendinous xanthomatosis (CTX). CTX is a rare progressive disorder that can affect the brain, spinal cord, tendons, eyes and arteries. Chenodiol is not yet indicated for the treatment of CTX but has received a medical necessity determination in the U.S. by the FDA.

About Mirum Pharmaceuticals
Mirum Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to transforming the treatment of rare diseases affecting children and adults. Mirum has three approved medications: LIVMARLI® (maralixibat) oral solution, CHOLBAM® (cholic acid) capsules, and CHENODAL® (chenodiol) tablets.
LIVMARLI, an IBAT inhibitor, is approved for the treatment of two rare liver diseases affecting children and adults. It is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome in the U.S. (three months and older), in Europe (two months and older), and in other regions globally. It is also approved in the U.S. in cholestatic pruritus in PFIC patients 12 months of age and older; in Europe, it is approved for patients with PFIC three months of age and older. Mirum is also initiating the Phase 3 EXPAND study, a label expansion opportunity for LIVMARLI in additional settings of cholestatic pruritus. CHOLBAM is FDA-approved for the treatment of bile acid synthesis disorders due to single enzyme deficiencies and adjunctive treatment of peroxisomal disorders in patients who show signs or symptoms or liver disease. CHENODAL has received medical necessity recognition by the FDA to treat patients with cerebrotendinous xanthomatosis (CTX).
Mirum's late-stage pipeline includes investigational treatments for several rare diseases. Volixibat, an IBAT inhibitor, is being evaluated in two potentially registrational studies including the Phase 2 VISTAS study for primary sclerosing cholangitis (PSC) and Phase 2b VANTAGE study for primary biliary cholangitis. Volixibat has been granted Breakthrough Therapy Designation for the treatment of cholestatic pruritus in patients with PBC. Chenodiol, has been evaluated in a Phase 3 clinical study, RESTORE, to treat patients with CTX, with positive topline results reported in 2023. Mirum has submitted a new drug application with the FDA for the approval of chenodiol to treat CTX in the U.S. Lastly, Mirum is planning for a Phase 2 study evaluating MRM-3379, a PDE4D inhibitor for the treatment of Fragile X syndrome, a rare genetic neurocognitive disorder.
To learn more about Mirum, visit mirumpharma.com and follow Mirum on Facebook, LinkedIn, Instagram and Twitter (X).
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, commercial results for our approved products, including continued growth in year over year net product sales, being on track to achieve our revised financial guidance, our expected financial results as of December 31, 2024, including our net product sales and cash, cash equivalents and investments, delivering life changing medicines for patients suffering from rare diseases, the results, enrollment, conduct and progress of Mirum’s ongoing and planned studies for its product candidates, including newly in-licensed product candidates, the timing and results of interim analyses of our ongoing studies and the regulatory approval path for its product candidates globally, including the anticipated PDUFA date for chenodiol for CTX and additional international launches expected in 2025. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “expected,” “will,” “could,” “would,” “guidance,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Mirum’s business in general, the impact of geopolitical and macroeconomic events, and the other risks described in Mirum’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.
Contacts
Investor Contacts:
Andrew McKibben
ir@mirumpharma.com
Media Contact:
Erin Murphy
media@mirumpharma.com